THIS SECURED SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES, OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

                                                               Fort Worth, Texas
                                                                    May 24, 2005
                           LOCAL TELECOM SYSTEMS, INC.
                      SECURED SUBORDINATED PROMISSORY NOTE


         Local Telecom Systems, Inc., a Nevada corporation (the "COMPANY"), for value received, hereby promises to pay to SOS Resource Services Inc., a Florida corporation, (the "HOLDER"), located at 403 East Main Street, Port Jefferson, NY 11177 (the "HOLDER"), the principal amount of Fifty Thousand and no/100 Dollars ($50,000) (the "ISSUE PRICE"), together with interest on the unpaid amount thereof in accordance with the terms hereof, from the date hereof until paid or converted in accordance with the terms hereof.

         Terms of the Promissory Note (the "Note").

                  INTEREST RATE. The rate of interest hereunder ("INTEREST RATE") shall be ten percent (10%) per annum and shall be computed on the basis of a 365 day year for the actual number of days elapsed.

                  PAYMENT. The Issue Price plus all accrued but previously unpaid interest thereon shall become due and payable on the earliest of (i) November 24, 2005 (the "MATURITY DATE"), (ii) immediately prior to the closing of the acquisition of a majority of stock of the Company by another entity by means of a transaction or a series of related transactions or (iii) the closing of the sale of all or substantially all of the assets of the Company, unless the Company stockholders of record prior to such acquisition or sale set forth in
(ii) and (iii) above shall hold at least fifty percent (50%) of the voting power of the acquiring or surviving entity immediately after such acquisition or sale ("DUE DATE"). Payment shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Company in writing, in lawful money of the United States of America.

                  PREPAYMENT. The Company may elect to repay this Note with no premium or penalty.

                  DEFAULT INTEREST. From and after the Due Date, the Corporation shall pay interest on the unpaid principal balance of this Note at fifteen percent (15%) per annum.

                  EVENTS OF DEFAULT. If any of the events specified in this
Section 2 shall occur (herein individually referred to as an "EVENT OF DEFAULT"), then the Agent may declare the entire principal and all accrued and unpaid interest hereon immediately due and payable, by notice in writing to the
Corporation:

                  Default in the payment of any principal or interest on this Note when due and payable; or

                  The institution by the Corporation of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for the Corporation, or for any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Corporation in furtherance of any such action; or

                           If, within sixty (60) days after the commencement of
an action against the Corporation
(and service of process in connection therewith on the Corporation) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Corporation or all orders or proceedings thereunder affecting the operations or the business of the Corporation stayed, or if the stay or any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Corporation of any trustee, receiver, or liquidator of the Corporation or of all or any substantial part of the properties of the Corporation, such appointment shall not have been vacated.

The Corporation waives any and all notices in connection with this Note, including but not limited to notice of intent to accelerate, notice of acceleration, and notice of nonpayment.

                  SECURITY. The indebtedness evidenced by this Note shall be secured by a pledge of the following collateral:

                           1. 930,000 shares of LTSI common stock, par value $
0.0167 per share, registered in the name of Ivan Webb;

                           2. A second lien on shares representing 51% of the
outstanding shares of LTSI common stock, par value $ 0.0167 per share, registered in the name(s) of Corriente Rope Co. and Concord Creek Corp.; and

                           3. A second lien on 400,000 shares of RG America,
Inc., common stock registered in the name of J2 Family Partnership, L.P.

                  PRIORITY. The indebtedness evidenced by this Note shall be senior in right of payment to any prior payment of the Corporation's existing Indebtedness, as hereinafter defined.

                  INDEBTEDNESS. As used in this Note, the term "Indebtedness" shall mean the principal of and accrued and unpaid interest on all indebtedness of the Corporation to banks, insurance companies, other financial institutions or other lenders, which is for money borrowed by the Corporation; provided, however that Indebtedness shall not mean that certain debt of $250,000 owed by the Corporation to Bergstrom Investment Management, LLC and to which the Holder of this Note is expressly subordinated.

                  DEFAULT ON INDEBTEDNESS. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Corporation, or if this Note shall be declared due and payable upon the occurrence of an Event of Default with respect to any Indebtedness, then no amount shall be paid by the Corporation in respect of the principal of or interest of its Indebtedness at the time outstanding, unless and until the principal of and interest on the Note then outstanding shall be paid in full. If there occurs an event of default that has been declared in writing with respect to any Indebtedness, or in the instrument under which any Indebtedness is outstanding, permitting the holder of such Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Indebtedness shall not have been accelerated.

         MISCELLANEOUS.

                  TRANSFER OF NOTE. This Note shall not be transferable or assignable in any manner, except to affiliates of Holder, and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

                  TITLES AND SUBTITLES. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

                  NOTICES. Any notice required or permitted under this Note shall be deemed delivered if in writing and delivered personally or three (3) days after being sent by certified mail, return receipt requested, to the Holder. For purposes hereof, the address of the Holder shall be SOS Resource Services Inc., a Florida corporation, (the "HOLDER"), located at 403 East Main Street, Port Jefferson, NY 11177 and the address for the Company shall be 7738 Forest Lane #102, Dallas Texas 75230, Attn.: President. The Company and the Holder may each change their respective address effective ten (10) days following notice of such change provided in accordance with this Section 3.3.

                  ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                  AMENDMENTS AND WAIVERS. This Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 3.5 shall be binding upon the Holder of this Note, each future holder of all such securities and the Company.

                  SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  GOVERNING LAW. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to its conflicts of laws principles.

                  USURY. It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under applicable laws that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to the Holder by the Company (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to the Holder by the Company) (iii) neither the Company nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and (iv) the effective rate of interest shall be IPSO FACTO reduced to the maximum lawful interest rate.


Date:  May 24, 2005           LOCAL TELECOM SYSTEMS, INC.,
                              a Nevada corporation



                              By:  /S/ WILLIAM R. MIERTSCHIN
                                 -----------------------------------------------

                              Name:     William R. Miertschin
                                   ---------------------------------------------
                              Title:    President/CEO
                                    --------------------------------------------




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